                                                                    Exhibit 21.1
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Name                                                      State of Incorporation
- ----                                                      ----------------------
Blue Falcon Forge, Inc.                                          Pennsylvania
Castle Rubber Company                                            Pennsylvania
Cicero Flexible Products, Inc.                                        Ohio
General Aluminum Manufacturing Company II                             Ohio
General Aluminum Mfg. Company                                         Ohio
Geneva Rubber Company                                                 Ohio
IEW, Inc.                                                           Illinois
ILS Technology, Inc.                                                  Ohio
Integrated Holding Company                                            Ohio
Integrated Logistics Company of Canada                            Nova Scotia
Integrated Logistics Holding Company                                  Ohio
Integrated Logistics Solutions, Inc.                                  Ohio
Integrated Logistics Solutions LLC (1)                                Ohio
Trickeration, Inc.                                                    Ohio
Park-Ohio Industries, Inc. (2)                                        Ohio
Pharmaceutical Logistics, Inc.                                        Ohio
PMC-Colinet, Inc.                                                     Ohio
PMC Industries Corp.                                                  Ohio
Precision Machining Connection LLC (3)                                Ohio
RB&W Corporation of Canada                                          Ontario
RB&W Manufacturing LLC (4)                                            Ohio
The Ajax Manufacturing Company (5)                                    Ohio
The Metalloy Corporation                                            Michigan
Tocco, Inc. (6)                                                     Alabama
Park-Ohio Structural Hardware LLC (7)                                 Ohio
Pharmacy Wholesale Logistics, Inc.                                    Ohio
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(1) Doing business as RB&W Logistics, Arden Fasteners, Gateway Industrial
    Supply, Free Gate, Georgia Industrial Fasteners

(2) Doing business as Cleveland City Forge, Park Drop Forge, and Ohio Crankshaft

(3) Doing business as PMC Industries and M.P. Colinet

(4) Doing business as Delo Screw Products, Green Bearing, RB&W Manufacturing, Sabina Mfg., and American Fasteners

(5) Doing business as Ajax Technologies and Forging Development

(6) Doing business as FECO

(7) Doing business as St. Louis Screw and Bolt